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                                                                    EXHIBIT 99.1


     We hereby certify that the accompanying Report of Harris Bankcorp, Inc. on Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Harris Bankcorp, Inc.


/s/ Frank J. Techar                         /s/ Pamela C. Piarowski
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Frank J. Techar                             Pamela C. Piarowski
President and                               Senior Vice President and
Chief Executive Officer                     Chief Financial Officer